Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of March 28, 2005

by and between

FULTON FINANCIAL CORPORATION

and

SANDLER O’NEILL & PARTNERS, L.P.,

as Representative of the

Initial Purchasers Named Herein

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of March 28, 2005 by and among FULTON FINANCIAL CORPORATION, a Pennsylvania corporation (the “Company”), and SANDLER O’NEILL & PARTNERS, L.P. (“Sandler O’Neill”), KEEFE, BRUYETTE & WOODS, INC., RYAN BECK & CO., AND KEYBANC CAPITAL MARKETS (collectively, the “Initial Purchasers”), for whom Sandler O’Neill is acting as representative (in such capacity, the “Representative”).

This Agreement is made pursuant to the Purchase Agreement, dated March 18, 2005 (the “Purchase Agreement”), by and among the Company, FFC Management, Inc. and the Initial Purchasers named in Schedule A thereto, which provides for, among other things, the sale by the Company to the Initial Purchasers of $100 million aggregate principal amount of the Company’s 5.35% Subordinated Notes due April 1, 2015 (the “Securities”). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Additional Distributions” shall have the meaning set forth in Section 2(e) hereof.

“Advice” shall have the meaning set forth in the last paragraph of Section 3 hereof.

“Affiliate” shall have the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

“Applicable Period” shall have the meaning set forth in Section 3(u) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Time” shall mean the Closing Time as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors and permitted assigns.

“Depository” shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

“Exchange Offer” shall mean the offer by the Company to the Holders to exchange all of the Registrable Securities (other than Private Exchange Securities) for a like amount of Exchange Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean a registration statement on SEC Form S-4 (or, if applicable, on another appropriate form) registering the Exchange Securities for issuance pursuant to the Exchange Offer under the Securities Act, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Securities” shall mean subordinated notes issued by the Company under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Securities pursuant to the Exchange Offer.

“Holders” shall mean each of the Initial Purchasers, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture.

“Indenture” shall mean the Indenture relating to the Securities and the Exchange Securities, dated as of the Closing Time, between the Company, as issuer, and Wilmington Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.

“Inspectors” shall have the meaning set forth in Section 3(o) hereof.

“Issue Date” shall mean March 28, 2005, the date of original issuance of the Securities.

“Liquidated Damages” shall have the meaning set forth in Section 2(e) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Participating Broker-Dealer” shall have the meaning set forth in Section 3(u) hereof.

“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

“Private Exchange” shall have the meaning set forth in Section 2(a) hereof.

“Private Exchange Securities” shall have the meaning set forth in Section 2(a) hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Records” shall have the meaning set forth in Section 3(o) hereof.

“Registrable Securities” shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities or Private Exchange Securities, as the case may be, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities or Private Exchange Securities for the exchange or resale thereof, as the case may be, shall have been declared effective under the Securities Act and such Securities or Private Exchange Securities, as the case may be, shall have been exchanged or disposed of pursuant to such Registration Statement, (ii) such Securities or Private Exchange Securities, as the case may be, shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k) (or any similar provision then in force), or (iii) such Securities or Private Exchange Securities, as the case may be, shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any Holder in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under the TIA, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel may be selected by the Majority Holders), and of the independent certified public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to the performance of and compliance with this Agreement, (vii) the reasonable fees and expenses of the Trustee and its counsel and any exchange agent or custodian, and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

“Registration Statement” shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Rule 144(k) Period” shall mean the period of two years (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

“SEC” shall mean the Securities and Exchange Commission, or any successor agency of the United States government having administrative authority with respect to the federal securities laws.

“Securities” shall have the meaning set forth in the preamble to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Event” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Event Date” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all or a portion of the Registrable Securities or the Private Exchange Securities, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“TIA” shall mean the Trust Indenture Act of 1939, as amended from time to time and any successor statute.

2. Registration Under the Securities Act.

(a) Exchange Offer. Except as set forth in Section 2(b) below, the Company shall, for the benefit of the Holders, at the Company’s cost (i) cause to be filed with the SEC within 90 days after the Issue Date an Exchange Offer Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer, and use its best efforts to (ii) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 150 days after the Issue Date, and (iii) keep such Exchange Offer Registration Statement effective during the Exchange Period. Promptly after the effectiveness of the Exchange Offer Registration Statement, the Company shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for a like principal amount of Exchange Securities (provided that such Holder (w) is not an Affiliate of the Company, (x) is not a broker-dealer tendering Registrable Securities acquired directly from the Company, (y) is acquiring the Exchange Securities in the ordinary course of its business and (z) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities), to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws (other than requiring minimum transfers in blocks having an aggregate principal amount of $100,000 and multiples of $1,000 in excess thereof).

In connection with the Exchange Offer, the Company shall:

(i) mail as promptly as practicable after the Exchange Offer Registration Statement has been declared effective to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(iii) utilize the services of the Depositary for the Exchange Offer with respect to Securities represented by a global note;

(iv) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice to Holders, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged;

(v) notify each Holder that any Registrable Security not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest or accumulate distributions, as the case may be, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

If an Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment in the initial placement, as soon as practicable upon receipt by the Company of a written request from such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Securities held by such Initial Purchaser a like principal amount of securities of the Company that are identical to the Exchange Securities (except that such securities may bear a customary legend with respect to restrictions on transfer pursuant to the Securities Act) (the “Private Exchange Securities”) and which are issued pursuant to the Indenture. The Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class, and none of the Exchange Securities, the Private Exchange Securities or the Securities shall have the right to vote or consent as a separate class on any matter. The Private Exchange Securities shall be of the same series as the Exchange Securities, and the Company will seek to cause the CUSIP Service Bureau to issue the same CUSIP numbers for the Private Exchange Securities as for the Exchange Securities issued pursuant to the Exchange Offer (other than any notation, the purpose of which is to identify the Private Exchange Securities as subject to transfer restrictions not applicable to the Exchange Securities).

As soon as practicable after the close of the Exchange Offer and, if applicable, the Private Exchange, the Company shall:

(i) accept for exchange all Securities or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Securities or portions thereof so accepted for exchange by the Company; and

(iii) issue, and cause the Trustee to promptly authenticate and deliver to each Holder, new Exchange Securities or Private Exchange Securities, as applicable, equal in principal amount to the principal amount of the Securities as are surrendered by such Holder.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Exchange Offer and in the Private Exchange will accumulate or accrue from the last date on which interest was paid on the Security surrendered in exchange therefor or, if no interest has been paid on such Security, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company shall use its best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the SEC and those conditions that are customary in similar exchange offers. Each Holder who wishes to exchange Registrable Securities for Exchange Securities in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (i) it is not an Affiliate of the Company, (ii) it is not a broker-dealer tendering Registrable Securities acquired directly from the Company, (iii) the Exchange Securities to be received by it will be acquired in the ordinary course of its business, (iv) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities. The Company shall inform the Initial Purchasers, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders in order to facilitate the tender of Registrable Securities in the Exchange Offer.

Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Securities (other than Private Exchange Securities) held by any Holder pursuant to Section 2(b) of this Agreement.

(b) Shelf Registration. In the event that (i) the Company reasonably determines, upon advice of counsel, that the Exchange Offer Registration provided in Section 2(a) above is prohibited under applicable law and regulations and currently prevailing interpretations of the staff of the SEC, (ii) the Exchange Offer Registration Statement is not declared effective for any reason within 150 days of the Issue Date or (iii) upon the request of an Initial Purchaser with respect to any Registrable Securities held by it, if such Initial Purchaser is not permitted, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i), (ii) or (iii) being a “Shelf Registration Event,” and the date of occurrence thereof, the “Shelf Registration Event Date”), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), as the case may be, the Company shall promptly deliver to the Holders and the Trustee written notice thereof and, at its cost, cause to be filed as promptly as practicable after such Shelf Registration Event Date and, in any event, within 60 days after such Shelf Registration Event Date (provided that in no event shall such filing date be required to be earlier than 90 days after the Issue Date), a Shelf Registration Statement providing for the sale by the Holders of all or any portion (subject to any required minimum denomination as provided in the Indenture) of the Registrable Securities, and shall use its best efforts to have such Shelf Registration Statement declared effective under the Securities Act by the SEC as soon as practicable. No Holder shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective and usable for resales for the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof), or for such shorter period which will terminate when all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities (the “Effectiveness Period”). The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is filed, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and take all other actions as are required to permit certain unrestricted resales of the Registrable Securities. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) Expenses. The Company, as issuer of the Securities, shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) and/or 2(b) hereof and will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel for the Initial Purchasers incurred in connection with the Exchange Offer and, if applicable, the Private Exchange, and any other single counsel designated in writing by the Majority Holders to act as counsel for the Holders in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period, unless such action is required by applicable law.

(e) Liquidated Damages and Additional Distributions. In the event that:

(i) neither the Exchange Offer Registration Statement is filed with the SEC on or prior to the 90th day after the Issue Date nor a Shelf Registration Statement is filed with the SEC on or prior to the 60th day after the Shelf Registration Event Date in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i) and (ii) (provided that in no event shall such filing date be required to be earlier than 90 days after the Issue Date), then, commencing on the day after the applicable required filing date, liquidated damages (“Liquidated Damages”) shall accrue on the principal amount of the Securities at a rate of 25 basis points per annum for the first 90-day period (or portion thereof) and an additional 25 basis points per annum with respect to each subsequent 90-day period (or portion thereof); or

(ii) neither the Exchange Offer Registration Statement is declared effective by the SEC on or prior to the 150th day after the Issue Date nor a Shelf Registration Statement is declared effective by the SEC on or prior to the later of (A) the 40th day after the date such Shelf Registration Statement was required to be filed and (B) the 150th day after the Issue Date, in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i) and (ii), then, commencing on the day after the applicable required effectiveness date, Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 25 basis points per annum for the first 90-day period (or portion thereof) and an additional 25 basis points per annum with respect to each subsequent 90-day period (or portion thereof); or

(iii) (A) the Company has not exchanged Exchange Securities for all Securities, in each case validly tendered during the Exchange Period, in accordance with the terms of the Exchange Offer on or prior to the 20th Business Day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i) and (ii) has been declared effective and such Shelf Registration Statement ceases to be effective or usable for resales (whether as a result of an event contemplated by Section 3(e) or otherwise) at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Securities have been disposed of thereunder or otherwise cease to be Registered Securities), then, commencing on (x) the calendar day after such 20th Business Day, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective or usable for resales, in the case of (B) above, Liquidated Damages shall accrue on the principal amount of the Securities at a rate of 25 basis points per annum for the first 90-day period (or portion thereof) and an additional 25 basis points per annum with respect to each subsequent 90-day period (or portion thereof);

provided, however, that the Liquidated Damages rate on the Securities may not exceed in the aggregate 50 basis points per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above) or (3) upon the exchange of Exchange Securities for Securities validly tendered (in the case of clause (iii)(A) above) or at such time as the Shelf Registration Statement that had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (iii)(B) above), Liquidated Damages on the principal amount of the Securities as a result of such clause (or the relevant subclause thereof) shall cease to accrue and accumulate, as the case may be, and the interest rate will revert to the original rate.

The Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an “Event Date”). Liquidated Damages shall be paid in arrears by depositing with the Trustee, in trust, for the benefit of the Holders, on or before the applicable semi-annual interest payment date, immediately available funds in sum sufficient to pay the Liquidated Damages then due. Such Liquidated Damages shall be payable in arrears on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture.

(f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

(a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Securities and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, usable for resales) in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b), or (2) a Prospectus contained in an

Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, before filing any such Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity (not to exceed 10 days) to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner (not to exceed 10 days);

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be amended or supplemented, if determined to be necessary by the Company or requested by the SEC, by any required prospectus amendment or supplement and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

(c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(d) register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

(e) (1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(u) hereof are seeking to sell Exchange Securities and are required to deliver Prospectuses, promptly notify each Holder of Registrable Securities included in such Registration Statement, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when such Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Securities to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the reasonable determination of the Company that a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus included therein is necessary or appropriate;

(f) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest practicable time;

(g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (other than with respect to restrictions requiring minimum transfers in blocks having an aggregate principal amount of $100,000 and multiples of $1,000 in excess thereof) and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Shelf Registration Statement;

(i) in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to such Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(j) in the case of a Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders; and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities included in such Registration Statement or the Initial Purchasers on behalf of such Holders available for discussion of such document;

(k) obtain a CUSIP number for all Exchange Securities not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Securities in a form eligible for deposit with the Depositary;

(l) cause the Indenture to be qualified under the TIA, in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate principal amount of the Registrable Securities in order to expedite or facilitate the registration or the disposition or the Registrable Securities;

(n) in the case of a Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) an Initial Purchaser, in the case where such Initial Purchaser holds Securities acquired by it as part of its initial placement and (y) Holders of at least 25% in aggregate principal amount of the Registrable Securities covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Company and the subsidiaries of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in aggregate principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain “cold comfort” letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder,

(o) if (1) a Shelf Registration is filed pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make reasonably available for inspection by any selling Holder or Participating Broker-Dealer, as applicable, who certifies to the Company that it has a current intention to sell Registrable Securities pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during the Company’s normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement;

provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder, Underwriter or Participating Broker-Dealer;

(p) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 30 days after the end of any 12-month period (or 60 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods provided that the obligations under this paragraph (p) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

(q) upon consummation of an Exchange Offer or a Private Exchange, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, substantially to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Securities and Private Exchange Securities, and (ii) each of the Exchange Securities or the Private Exchange Securities, as the case may be, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms (with customary exceptions);

(r) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities delivered by such Holders that such Registrable Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; it being understood that in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

(s) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(t) take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

(u) in the case of the Exchange Offer Registration Statement, include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which section shall be reasonably acceptable to the Representative or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the position the staff of the SEC has taken that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities (or such policies or positions that, in the reasonable judgment of the Representative, represent the prevailing views of the staff of the SEC with respect thereto.)

The Company understands that it is the position of the staff of the SEC that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

The Company shall furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto) and shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Securities; provided, however, that such period shall not be required to exceed 180 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the “Applicable Period”).

The Company shall include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer”;

and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

The Company agrees to deliver to the Representative or to another representative of the Participating Broker-Dealers, if requested by the Representative or such other representative of Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Representative or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers’ certificate containing certifications substantially similar to those set forth in Section 5(c) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

In the case of a Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(u) hereof are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, the Company and shall file and use its best efforts to have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

4. Indemnification and Contribution (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective partners, directors, officers, employees and agents as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), covering Registrable Securities or Exchange Securities, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission in the Registration Statement; provided that (subject to Section 4(d) hereof) any such settlement is effected with the prior written consent of the Company; and

(iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel, except to the extent otherwise expressly provided in Section 4(c) hereof), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by such Initial Purchaser or such Holder, underwriter or Participating Broker-Dealer for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, the Initial Purchasers and the other selling Holders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective partners, directors, officers, employees and agents, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, underwriter or Participating Broker-Dealer, as the case maybe, expressly for use in such Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that in the case of a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4 to the extent that it is not materially prejudiced by such failure as a result thereof, and in any event shall not relieve it from liability which it may have otherwise then on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) or (b) above, counsel to the indemnified parties shall be selected by such parties. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from their own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel pursuant to Section 4(a), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in paragraphs (a) and (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claim, damages or liabilities referred to therein, then each indemnifying person under such paragraph, in lieu of indemnifying such indemnified person thereunder, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, as incurred; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section l1(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each Affiliate of a Holder, and each partner, director, officer, employee and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

5. Participation in an Underwritten Registration. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

6. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the Securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(m) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

7. Miscellaneous.

(a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) No Inconsistent Agreements. The Company has not entered into, and will not on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or which otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder unless consented to in writing by such Holder. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder, by written agreement signed by the Company and the Representative, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Representative to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Representative and the Company. Each Holder shall be bound by any amendment or waiver effected pursuant to this Section 7(c), whether or not any notice, writing or marking indicating such amendment or waiver appears on such security or is delivered to such Holder.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Representative, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(f) Third Party Beneficiaries. Each Holder and any Participating Broker-Dealer shall be third party beneficiaries of the agreements made hereunder between the Initial Purchasers and the Company, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent the Representative deems such enforcement necessary or advisable to protect the rights of the Initial Purchasers or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

FULTON FINANCIAL CORPORATION

By:
Name:
Title:

Confirmed and accepted as of

the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

For itself and on behalf of the

several Initial Purchasers

By:	SANDLER O’NEILL & PARTNERS CORP.,
the sole general partner

By:
Name:
Title: